UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 24, 2010

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alcalá Centro de Negocios, Cra 43 B # 14-51 Office 705, Medellin, Colombia	____________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  574 461 61 54
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On November 08, 2010, the Registrant filed Articles of Merger with the Secretary of State of Nevada to effectuate a merger whereby the Registrant would merge with its wholly-owned subsidiary, First Colombia Gold Corp., through a parent/subsidiary merger, with the Registrant as the surviving corporation.  This merger, which will become effective on November 29, 2010 (the “Effective Date”), is pursuant to Section 92A.180 of the Nevada Revised Statutes.  Shareholder approval for this merger was not required under Section 92A.180.  Upon the Effective Date of this merger, the Registrant's name will change to "First Colombia Gold Corp." and the Registrant's Articles of Incorporation will be amended to reflect this name change.

In connection with the name change, the Registrant’s Common Stock has been assigned a new symbol for quotation on the OTC Bulletin Board.  The shares of Common Stock under the new corporate name will be quoted under the symbol “FCGD” on the OTC Bulletin Board commencing at the opening of trading on November 29, 2010.  The CUSIP number of the under the new corporate name is 319714101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 24, 2010

Amazon Goldsands Ltd.

By: /s/     Norman Bracht
Name:     Norman Bracht
Title:       Chief Executive Officer